UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 11, 2002




                        The South Financial Group, Inc.
                        -------------------------------
             (Exact name of registrant as specified in its charter)




       South Carolina                  0-15083                 57-0824914
  ------------------------           -----------          --------------------
 (State of other juris-              (Commission              (IRS Employer
 diction of incorporation)           File Number)         Identification Number)


         102 South Main Street, Greenville, South Carolina      29601
         -------------------------------------------------      -----
         (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900






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ITEM 5.  OTHER EVENTS

         On July 11, 2002, The South Financial Group, Inc. ("TSFG") consummated the sale of $25 million of "trust preferred" securities, (before deducting offering expenses of approximately $750,000). These securities were issued by Delaware business trust formed by TSFG. The purpose of the offering, which was made solely to institutional investors, was to raise capital for TSFG. This sale of securities was not registered under the Securities Act, but was consummated pursuant to an exemption from the registration requirements of securities laws.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of the Businesses Acquired.   Not Applicable

(b)  Pro Forma Financial Information.  Not Applicable

(c)  Exhibits.   Not Applicable

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE SOUTH FINANCIAL GROUP, INC.


July 11, 2002                            By: /s/ William S. Hummers III
                                             --------------------------------
                                             William S. Hummers III
                                             Executive Vice President